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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Persistence Software, Inc. on Form S-8 of our report dated January 28, 2000, appearing in the Annual Report on Form 10-K of Persistence Software, Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP
-------------------------
San Jose, California
January 3, 2001